Exhibit 10.2

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

This Assignment, Assumption and Amendment Agreement (this “Agreement”) is made as of November 30, 2021, by and among DD3 Acquisition Corp. II, a Delaware corporation, with offices at Pedregal 24, 3rd Floor, Interior 300, Colonia Molino del Rey, Del. Miguel Hidalgo, 11040 Mexico City, Mexico (the “Company”), Codere Online Luxembourg, S.A., a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 7 rue Robert Stümpert, L-2557 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) (“Holdco”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, with offices at 1 State Street, 30th Floor, New York, New York 10004, as warrant agent (the “Warrant Agent”). Capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Existing Warrant Agreement (as defined below).

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of December 7, 2020, and filed with the United States Securities and Exchange Commission on December 11, 2020 (the “Existing Warrant Agreement”);

WHEREAS, pursuant to the Existing Warrant Agreement, the Company issued (a) an aggregate of 185,000 warrants (“Private Warrants”) that were part of the private units sold in connection with the closing of the Company’s initial public offering (the “Public Offering”), each whole Private Warrant entitling the holder thereof to purchase one share of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), at an exercise price of $11.50 per share, subject to adjustment, and (b) an aggregate of 6,250,000 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) that were part of the units sold in the Public Offering, each whole Public Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment; for the avoidance of doubt, no Working Capital Warrants nor Post IPO Warrants have been issued as of the date hereof;

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, on June 21, 2021, a Business Combination Agreement (the “Business Combination Agreement”) was entered into by and among the Company, Codere Newco, S.A.U., a corporation (sociedad anónima unipersonal) registered and incorporated under the laws of Spain and with its registered office at Avenida de Bruselas 26, 28108, Alcobendas (Madrid, Spain) (“Parent”), Servicios de Juego Online S.A.U., a corporation (sociedad anónima unipersonal) registered and incorporated under the laws of Spain and with its registered office at Avenida de Bruselas 26, 28108, Alcobendas (Madrid, Spain) (“SEJO”), Holdco and Codere Online U.S. Corp., a Delaware corporation (“Merger Sub”);

WHEREAS, pursuant to the Business Combination Agreement and that certain Contribution and Exchange Agreement, dated as of June 21, 2021, entered into by and among Holdco, SEJO and Parent (the “Exchange Agreement”), (a) Parent will contribute its ordinary shares in SEJO to Holdco in exchange for additional ordinary shares of Holdco with a nominal value of €1.00 per share (“Holdco Ordinary Shares”), to be subscribed for by Parent, (b) as a result of the Exchange (as defined in the Business Combination Agreement), SEJO will become a wholly-owned subsidiary of Holdco and Parent will continue to hold all the issued and outstanding Holdco Ordinary Shares, and (c) Merger Sub will merge with and into the Company, with the Company surviving such merger and becoming a direct wholly-owned subsidiary of Holdco (the “Merger”) and, in connection with the Merger, all shares of Class A Common Stock issued and outstanding immediately prior to the Merger Effective Time (as defined in the Business Combination Agreement), but after the SPAC Class B Conversion (as defined in the Business Combination Agreement), will be exchanged for Holdco Ordinary Shares pursuant to a share capital increase of Holdco, as set forth in the Business Combination Agreement;

WHEREAS, upon consummation of the Merger, as provided in Section 4.5 of the Existing Warrant Agreement, each of the issued and outstanding Warrants will no longer be exercisable for shares of Class A Common Stock but instead will be exercisable (subject to the terms and conditions of the Existing Warrant Agreement as amended hereby) for Holdco Ordinary Shares;

WHEREAS, the board of directors of the Company has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination (as defined in Section 3.2 of the Existing Warrant Agreement);

WHEREAS, in connection with the Merger, the Company desires to assign all of its right, title and interest in the Existing Warrant Agreement to Holdco and Holdco wishes to accept such assignment; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any registered holders for the purpose of curing any ambiguity or to correct any mistake, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable and that the Company and the Warrant Agent deem shall not adversely affect the interest of the registered holders.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Assignment and Assumption; Consent.

1.1. Assignment and Assumption. The Company hereby assigns to Holdco all of the Company’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby) as of the Merger Effective Time. Holdco hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising from and after the Merger Effective Time.

1.2. Consent. The Warrant Agent hereby consents to the assignment of the Existing Warrant Agreement by the Company to Holdco pursuant to Section 1.1 hereof effective as of the Merger Effective Time, the assumption of the Existing Warrant Agreement by Holdco from the Company pursuant to Section 1.1 hereof effective as of the Merger Effective Time, and to the continuation of the Existing Warrant Agreement in full force and effect from and after the Merger Effective Time, subject at all times to the Existing Warrant Agreement (as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Existing Warrant Agreement and this Agreement.

2. Amendment of Existing Warrant Agreement. The Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, effective as of the Merger Effective Time, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 are necessary or desirable and that such amendments do not adversely affect the interests of the registered holders:

2.1. Preamble. The first paragraph on page one of the Existing Warrant Agreement is hereby amended by deleting “DD3 Acquisition Corp. II, a Delaware corporation, with offices at Pedregal 24, 3rd Floor, Interior 300, Colonia Molino del Rey, Del. Miguel Hidalgo, 11040 Mexico City, Mexico” and replacing it with “Codere Online Luxembourg, S.A., a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 7 rue Robert Stümper, L-2557 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg)”. As a result thereof, all references to the “Company” in the Existing Warrant Agreement shall be references to Holdco rather than the Company.

2.2. Recitals. The recitals on page one of the Existing Warrant Agreement are hereby deleted in their entirety and replaced with the following:

“WHEREAS, on December 10, 2020, DD3 Acquisition Corp. II (“DD3”) consummated an initial public offering (“Public Offering”) of 12,500,000 units (including 1,500,000 units pursuant to the underwriters’ partial exercise of their over-allotment option) (“Public Units”), each Public Unit comprised of one share of Class A common stock of DD3, par value $0.0001 per share (“Common Stock”), and one-half of one warrant, where each whole warrant entitled the holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as described herein, and, in connection therewith, issued and delivered 6,250,000 warrants (the “Public Warrants”) to the public investors in connection with the Public Offering; and

WHEREAS, DD3 filed with the Securities and Exchange Commission (the “SEC”) Registration Statements on Form S-1, File Nos. 333-250212 and 333-251190 (collectively, the “Registration Statement”), and a prospectus (the “Prospectus”) for the registration, under the Securities Act of 1933, as amended (“Act”), of the Public Units, the Public Warrants and the Common Stock included in the Public Units; and

WHEREAS, pursuant to binding commitments from DD3 Sponsor Group, LLC (the “Sponsor”) and certain other investors, DD3 sold an aggregate of 370,000 units to the Sponsor and such investors, which included an aggregate of 185,000 warrants (the “Private Warrants”, and together with the Public Warrants, the “DD3 Warrants”) bearing the legend set forth in Exhibit B hereto, in a private placement transaction that occurred simultaneously with the consummation of the Public Offering; and

WHEREAS, the Company, DD3, Codere Newco, S.A.U., a corporation (sociedad anónima unipersonal) registered and incorporated under the laws of Spain and with its registered office at Avenida de Bruselas 26, 28108, Alcobendas (Madrid, Spain), Servicios de Juego Online S.A.U., a corporation (sociedad anónima unipersonal) registered and incorporated under the laws of Spain and with its registered office at Avenida de Bruselas 26, 28108, Alcobendas (Madrid, Spain), and Codere Online U.S. Corp., a Delaware corporation (“Merger Sub”) are parties to that certain Business Combination Agreement, dated as of June 21, 2021 (the “Business Combination Agreement”), which, among other things, provides for the merger of Merger Sub with and into DD3, with DD3 surviving such merger and becoming a direct wholly-owned subsidiary of the Company (the “Merger”), and, as a result of the Merger, all shares of Common Stock will be exchanged for ordinary shares of the Company (“Company Ordinary Shares”) pursuant to a share capital increase of the Company, as set forth in the Business Combination Agreement; and

WHEREAS, on November 30, 2021, pursuant to the terms of the Business Combination Agreement, the Company, DD3 and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”), pursuant to which DD3 assigned its rights and obligations under this Agreement to the Company and the Company assumed DD3’s rights and obligations under this Agreement from DD3; and

WHEREAS, pursuant to the Business Combination Agreement, the Warrant Assumption Agreement and Section 4.5 of this Agreement, effective as of the Merger Effective Time (as defined in the Business Combination Agreement), each of the issued and outstanding DD3 Warrants were no longer exercisable for shares of Common Stock but instead became exercisable (subject to the terms and conditions of this Agreement) for Company Ordinary Shares (each a “Warrant” and collectively, the “Warrants”); and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding, and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.”

2.3. Reference to Company Ordinary Shares. All references in the Existing Warrant Agreement (including all Exhibits thereto) to: (i) “Common Stock” or “shares of Common Stock” shall mean “Company Ordinary Shares” with a nominal value of €1.00 per share, (ii) “stockholders” shall mean “shareholders” and (iii) “par value” shall mean “nominal value”.

2.4. Form of Warrants. The first sentence of Section 2.1 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board of Directors or Chief Executive Officer.”

2.5. Uncertificated Warrants. The first sentence of Section 2.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Notwithstanding anything herein to the contrary, any Warrant may be issued in uncertificated or book-entry form through the Warrant Agent and/or the facilities of The Depository Trust Company or other book-entry depositary system, in each case as determined by the Board of Directors of the Company or by an authorized committee thereof.”

2.6. Detachability of Warrants. Section 2.5 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

Except that the defined term “Business Day” set forth therein shall be retained for all purposes of the Existing Warrant Agreement.

2.7. Post IPO Warrants and Working Capital Warrants.

2.7.1. Section 2.7 of the Existing Warrant Agreement is hereby deleted in its entirety.

2.7.2. All references to “Post IPO Warrants” and “Working Capital Warrants” in the Existing Warrant Agreement (including all Exhibits thereto) shall be deleted.

2.8. Warrant Price. The last sentence of Section 3.1 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days; provided, that the Company shall provide at least twenty (20) days’ prior written notice of such reduction to registered holders of the Warrants, provided further that any such reduction shall be applied consistently to all of the Warrants, and provided further that the Warrant Price shall not be less than the nominal value of the underlying Company Ordinary Shares.”

2.9. Duration of Warrants. The first sentence of Section 3.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“A Warrant may be exercised only during the period commencing on December 30, 2021 and terminating at 5:00 p.m., New York City time on the earlier to occur of: (i) five years from the consummation of the transactions contemplated by the Business Combination Agreement (“Business Combination”), (ii) the Redemption Date as provided in Section 6.2 of this Agreement and (iii) the liquidation of the Company (“Expiration Date”).”

2.10. Issuance of Company Ordinary Shares. The fourth sentence of Section 3.3.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“In the event that the condition in the immediately preceding sentence is not satisfied with respect to a Warrant, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and such Warrant may have no value and expire worthless.”

2.11. Valid Issuance. Section 3.3.3 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“All Company Ordinary Shares issued upon the proper exercise of a Warrant in conformity with this Agreement and the Articles of Association of the Company, following the necessary updates to the shareholder register of the Company, shall be validly issued and fully paid.”

2.12. Maximum Percentage. Section 3.3.5 of the Existing Warrant Agreement is amended by deleting the phrase “the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K or other public filing with the SEC as the case may be” and hereby replacing it with “the Company’s most recent annual report on Form 20-F, report of foreign private issuer on Form 6-K or other public filing with the SEC as the case may be”.

2.13. Share Dividends/Split Ups. The first sentence of Section 4.1 of the Existing Warrant Agreement is amended by deleting the phrase “Section 4.6” and hereby replacing it with “Section 4.8”.

2.14. Extraordinary Dividends. Section 4.3 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Company Ordinary Shares or other shares of the Company’s share capital into which the Warrants are convertible (an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid in respect of such Extraordinary Dividend divided by all outstanding shares of the Company at such time (whether or not any shareholders waived their right to receive such dividend); provided, however, that none of the following shall be deemed an Extraordinary Dividend for purposes of this provision: (a) any adjustment described in subsection 4.1 above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Company Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 per share (taking into account all of the outstanding shares of the Company at such time (whether or not any shareholders waived their right to receive such dividend) and as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of Company Ordinary Shares issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50. Solely for purposes of illustration, if the Company, at a time while the Warrants are outstanding and unexpired, pays a cash dividend of $0.35 and previously paid an aggregate of $0.40 of cash dividends and cash distributions on the Company Ordinary Shares during the 365-day period ending on the date of declaration of such $0.35 dividend, then the Warrant Price will be decreased, effectively immediately after the effective date of such $0.35 dividend, by $0.25 (the absolute value of the difference between $0.75 (the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period, including such $0.35 dividend) and $0.50 (the greater of (x) $0.50 and (y) the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period prior to such $0.35 dividend)).”

2.15. Adjustments in Exercise Price. Section 4.4 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Whenever the number of Company Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 4.1 and 4.2 above, the Warrant Price, which shall correspond to at least the nominal value of the Company Ordinary Shares underlying the Warrant, shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Company Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Company Ordinary Shares so purchasable immediately thereafter; provided, however, that neither the Warrant Price nor the exercise price of a Warrant shall be less than the nominal value of the underlying Company Ordinary Shares.”

2.16. Issuance in connection with a Business Combination. Section 4.6 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

2.17. Notices of Changes in Warrant. The second sentence of Section 4.7 of the Existing Warrant Agreement is amended by deleting the phrase “Sections 4.1, 4.2, 4.3, 4.4, 4.5, or 4.6” and hereby replacing it with “Sections 4.1, 4.2, 4.3, 4.4 or 4.5”.

2.18. No Fractional Warrants or Shares. The second sentence of Section 4.8 of the Existing Warrant Agreement is amended by deleting the phrase “round up” and hereby replacing it with “round down”.

2.19. No Adjustment. Section 4.11 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

2.20. Fractional Warrants. Section 5.3 of the Existing Warrant Agreement is hereby amended by deleting the phrase, “, except as part of the Units”.

2.21. Private Warrants. Section 5.6 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

Except that the defined term “Permitted Transferee” set forth therein shall be retained for all purposes of the Existing Warrant Agreement.

2.22. Transfers Prior to Detachment. Section 5.7 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

2.23. Reservation of Company Ordinary Shares. Section 7.3 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“The Company shall at all times reserve and keep available an authorized share capital that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.”

2.24. Notices.

2.24.1. Section 9.2 of the Existing Warrant Agreement is hereby amended in part to change the delivery of notices to the Company to the following:

Codere Online Luxembourg, S.A.

7 rue Robert Stümpert,

L-2557 Luxembourg

Attention: Oscar Iglesias

Email: oscar.iglesias@codere.com

2.24.2. Section 9.2 of the Existing Warrant Agreement is hereby further amended in part to delete references to the delivery of a copy of notices to Greenberg Traurig, P.A., Graubard Miller and EarlyBirdCapital, Inc., to be replaced with the following:

Davis Polk & Wardwell LLP

Paseo de la Castellana, 41

28046 Madrid, Spain

Attention: Michael J. Willisch

Email: michael.willisch@davispolk.com

2.25. Currency. A new Section 9.11 is hereby inserted as follows:

“Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean U.S. dollars (USD) and all payments hereunder shall be made in U.S. dollars (USD).”

2.26. Warrant Certificate. Exhibit A to the Existing Warrant Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with a new Exhibit A attached hereto.

3. Miscellaneous Provisions.

3.1. Effectiveness of Warrant. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Exchange and the Merger and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

3.2. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

3.3. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.4. Applicable Law. The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereby agree that any action, proceeding or claim against a party arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

3.5. Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

3.6. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

3.7. Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.8. Reference to and Effect on Agreements; Entire Agreement.

3.8.1. Any references to “this Agreement” in the Existing Warrant Agreement will mean the Existing Warrant Agreement as amended by this Agreement. Except as specifically amended by this Agreement, the provisions of the Existing Warrant Agreement shall remain in full force and effect.

3.8.2. This Agreement and the Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

DD3 ACQUISITION CORP. II

By:	/s/ Martin Werner
Name:	Martin Werner
Title:	Chief Executive Officer

CODERE Online Luxembourg, S.A.

By:	/s/ Moshe Edree
Name:	Moshe Edree
Title:	Managing Director

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Stacy Aqui
Name:	Stacy Aqui
Title:	Vice President

[Signature Page to Assignment, Assumption and Amendment Agreement]

EXHIBIT A

FORM OF WARRANT CERTIFICATE

See attached.

	NUMBER	(SEE REVERSE SIDE FOR LEGEND) THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION DATE (DEFINED BELOW)	WARRANTS
-

Codere Online Luxembourg, S.A.

CUSIP L18268 117

WARRANT

THIS CERTIFIES THAT, for value received [__________] is the registered holder of a warrant or warrants (the “Warrant”) of Codere Online Luxembourg, S.A., a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 7 rue Robert Stümper, L-2557 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) (the “Company”), expiring at 5:00 p.m., New York City time, on the five year anniversary of the consummation of the Business Combination (as such term is defined in the Warrant Agreement (defined below)), or earlier upon redemption or liquidation, to purchase one fully paid ordinary share with a nominal value of €1.00 per share (“Shares”), of the Company for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on December 30, 2021, such number of Shares of the Company at the Warrant Price (as defined below), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of Continental Stock Transfer & Trust Company (the “Warrant Agent”), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and the Warrant Agent, as amended (the “Warrant Agreement”). In no event will the Company be required to net cash settle any warrant exercise. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price, the Redemption Trigger Price (as defined below) and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term “Warrant Price” as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised. The initial Warrant Price per Share for any Warrant is equal to $11.50 per share.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round down to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been or could not be exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a shareholder of the Company.

The Company reserves the right to call the Warrant at any time prior to its exercise with a notice of call in writing to the holders of record of the Warrant, giving at least 30 days’ notice of such call, at any time while the Warrant is exercisable, if the last sale price of the Shares has been at least $18.00 per share (the “Redemption Trigger Price”) on each of 20 trading days within any 30 trading day period (the “30-day trading period”) ending on the third business day prior to the date on which notice of such call is given and if, and only if, there is a current registration statement in effect with respect to the Shares underlying the Warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption. The call price of the Warrants is to be $0.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be cancelled on the books of the Company and have no further value except for the $0.01 call price.

By

	Chief Executive Officer	Secretary

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the Shares issuable upon the exercise of such Warrants, and requests that Certificates for such Shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated: _____________________
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, ________________ hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint ________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: __________________
(SIGNATURE)

The Signature to the Assignment of the Subscription Form Must Correspond to the Name Written upon the Face of this Warrant Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatsoever, and Must be Guaranteed by a Commercial Bank or Trust Company or a Member Firm of the NYSE American, Nasdaq, New York Stock Exchange, Pacific Stock Exchange, or Chicago Stock Exchange.